EXHIBIT 23.1
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[Letter Head of McGovern, Hurley, Cunningham]



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated February 26, 1999 in (i) in the Registration Statement on Form S-3, Registration No. 333-70763, filed by Altair International Inc. with the Securities and Exchange Commission (the "Commission") (ii) The Registration Statement on Form S-8 filed by Altair International Inc. with the Commission on July, 1997, and (iii) the Registration Statement on Form S-8 filed by Altair Inernational Inc. with the Commission of September 29, 1998 and to the reference to our firm under the heading "Experts" in the Prospectus or Disclosure Document, as applicable, which is a part of each such Registration Statement.


                                                   McGovern, Hurley, Cunningham

                                           signed "McGovern, Hurley, Cunningham"

                                                    Chartered Accountants


North York, Canada
March 16, 1999.